EXHIBIT 11                                                          Page 1 of 2

                            STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                               (In thousands, except per share amounts)

                                                  December 31,   December 25,   December 27,
                                                      1993           1992           1991
                                                  ------------   ------------   ------------
PRIMARY (a)
Earnings
  Income (loss) before cumulative
    effect of accounting change                     ($117,796)        $9,334        $89,812
  Cumulative effect on prior years of change
    in method of accounting for income taxes           40,000
                                                  ------------   ------------   ------------
  Net income (loss)                                   (77,796)         9,334         89,812
  Preferred dividend requirement                        9,805
                                                  ------------   ------------   ------------
  Income (loss) applicable to common shares          ($87,601)        $9,334        $89,812
                                                  ============   ============   ============

Shares
  Weighted average common shares outstanding           42,800         42,231         40,045
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                                         1,116          1,253
                                                  ------------   ------------   ------------
  Weighted average common shares
    and equivalents                                    42,800         43,347         41,298
                                                  ============   ============   ============

Earnings (loss) per common share
  Income (loss) before cumulative
    effect of accounting change                        ($2.98)         $0.22          $2.17
  Cumulative effect on prior years of change
    in method of accounting for income taxes             0.93
                                                  ------------   ------------   ------------
                                                       ($2.05)         $0.22          $2.17
                                                  ============   ============   ============


                                   See accompanying notes on page 2

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EXHIBIT 11                                                          Page 2 of 2

                            STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                               (In thousands, except per share amounts)

                                                  December 31,   December 25,   December 27,
                                                      1993           1992           1991
                                                  ------------   ------------   ------------
FULLY DILUTED (b)
Earnings
  Income (loss) before cumulative
    effect of accounting change                     ($117,796)        $9,334        $89,812
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects           10,627         11,573         11,576
                                                  ------------   ------------   ------------
  Income (loss) before cumulative effect
    of accounting change, as adjusted                (107,169)        20,907        101,388
  Cumulative effect on prior years of change
    in method of accounting for income taxes           40,000
                                                  ------------   ------------   ------------
  Net income (loss), as adjusted                     ($67,169)       $20,907       $101,388
                                                  ============   ============   ============

Shares
  Weighted average common shares outstanding           42,800         42,231         40,045
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                          1,029          1,116          1,276
  Adjustment for shares issuable upon assumed
    conversion of $3.50 Convertible
    Exchangeable Preferred Stock                        5,995
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures             4,132          4,132          4,133
                                                  ------------   ------------   ------------
  Weighted average common shares
    and equivalents, as adjusted                       53,956         47,479         45,454
                                                  ============   ============   ============

Earnings (loss) per common share
  Income (loss) before cumulative
    effect of accounting change                        ($1.99)         $0.44          $2.23
  Cumulative effect on prior years of change
    in method of accounting for income taxes             0.75
                                                  ------------   ------------   ------------
                                                       ($1.24)         $0.44          $2.23
                                                  ============   ============   ============


(a) These figures agree with the related amounts in the Consolidated Statement of Operations.
(b) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result.

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